EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-75473 of Anthracite Capital, Inc. on Form S-3 and in Registration Statement No. 333-32166 of Anthracite Capital, Inc. on Form S-3, of our report dated March 21, 2001, appearing in this Annual Report on Form 10-K of Anthracite Capital, Inc. for the year ended December 31, 2000.


/s/  Deloitte & Touche LLP

New York, New York
April 2, 2001